Oppenheimer Holdings Inc. Second Quarter 2026 Investor Update

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026 (the “2025 10-K”) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on July 31, 2026 (the “2026 10-Q2”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2026 10-Q2. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2025 10-K, the 2026 10-Q2 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. • Hong Kong, China• London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel $27.4 million Net Income in 2Q-26 $454.9 million Revenue in 2Q-26 Business Overview Oppenheimer Snapshot (as of June 30, 2026) Listed NYSE Ticker: OPY Stockholders' Equity ($M):(1) $983.4 Market Cap ($B): $1.12 Book Value per Share: $91.84 Tangible Book Value per Share:(2) $75.19 Share Price: $105.54 2Q-26 Basic EPS (GAAP):(1) $2.55 2Q-26 Adjusted Basic EPS (Non-GAAP):(1)(3) $4.27 2Q-26 Diluted EPS (GAAP):(1) $2.38 2Q-26 Adjusted Diluted EPS (Non-GAAP):(1)(3) $3.98 YTD 2026 Basic EPS (GAAP):(1) $0.63 YTD 2026 Adjusted Basic EPS (Non-GAAP):(1)(3) $8.73 YTD 2026 Diluted EPS (GAAP):(1) $0.60 YTD 2026 Adjusted Diluted EPS (Non-GAAP):(1)(3) $8.19 P/E Ratio (TTM): 10.81 Dividend Yield (TTM): 0.70% Employees: 3,062 # of Financial Advisors: 934 Retail Branches in the U.S.: 88 Client Assets under Administration ($B): $154.7 Assets Under Management ($B): $59.4 . 3 (1) Attributable to Oppenheimer Holdings Inc. (2) Represents book value less goodwill and intangible assets divided by number of shares outstanding (3) Non-GAAP measures exclude pre-tax expenses of $24.9 million and $47.2 million related to the mark-to-market remeasurement of liability-based stock appreciation rights for the three- and six-month periods ended June 30, 2026, respectively, and $8.3 million and $5.5 million for the corresponding periods ended June 30, 2025. Adjusted EPS also excludes the $70 million pre-tax expense recognized in connection with the settlement of the cash sweep litigation during the first quarter of 2026. Refer to the schedules on pages 10 and 11 for additional information regarding these non-GAAP financial measures, including a reconciliation of adjusted earnings per share to U.S. GAAP.

Summary Operating Results: 2Q-26 vs 2Q-25 (Unaudited)

($000's, except otherwise indicated)

	For the 3-Months Ended			For the 6-Months Ended		
REVENUE	**06/30/2026**	**6/30/2025**	**% Change**	**06/30/2026**	**6/30/2025**	**% Change**
Commissions	$ 127,538	$ 110,025	15.9 %	$ 255,879	$ 220,903	15.8 %
Advisory fees	145,565	125,628	15.9 %	287,283	254,431	12.9 %
Investment banking	84,332	43,533	93.7 %	182,052	91,156	99.7 %
Bank deposit sweep income	24,955	28,654	(12.9) %	51,073	58,729	(13.0) %
Interest	39,293	38,017	3.4 %	76,824	74,386	3.3 %
Principal transactions, net	16,239	14,532	11.7 %	27,026	23,507	15.0 %
Other	16,954	12,789	32.6 %	19,834	17,891	10.9 %
Total Revenue	**454,876**	**373,178**	**21.9 %**	**899,971**	**741,003**	**21.5 %**
EXPENSES						
Compensation and related expenses	307,141	239,074	28.5 %	603,142	466,165	29.4 %
Non-compensation related expenses	108,290	101,894	6.3 %	284,385	201,252	41.3 %
Total Expenses	**415,431**	**340,968**	**21.8 %**	**887,527**	**667,417**	**33.0 %**
Pre-tax income	39,445	32,210	22.5 %	12,444	73,586	(83.1) %
Net income attributable to Oppenheimer Holdings Inc.	**$ 27,351**	**$ 21,674**	**26.2 %**	**$ 6,773**	**$ 52,329**	**(87.1) %**
Earnings per share (Basic) [1]	$ 2.55	$ 2.06	23.8 %	$ 0.63	$ 4.99	(87.4) %
Earnings per share (Diluted) [1]	$ 2.38	$ 1.91	24.6 %	$ 0.60	$ 4.63	(87.0) %
Adjusted Earnings per share (Basic) (Non-GAAP) [1,2]	$ 4.27	$ 2.64	61.7 %	$ 8.73	$ 5.38	62.3 %
Adjusted Earnings per share (Diluted) (Non-GAAP) [1,2]	$ 3.98	$ 2.45	62.4 %	$ 8.19	$ 4.99	64.1 %

[1] Attributable to Oppenheimer Holdings Inc.

[2] Non-GAAP measures exclude pre-tax expenses of $24.9 million and $47.2 million related to the mark-to-market remeasurement of liability-based stock appreciation rights for the three- and six-month periods ended June 30, 2026, respectively, and $8.3 million and $5.5 million for the corresponding periods ended June 30, 2025. Adjusted EPS also excludes the $70 million pre-tax expense recognized in connection with the settlement of the cash sweep litigation during the first quarter of 2026. Refer to the schedules on pages 10 and 11 for additional information regarding these non-GAAP financial measures, including a reconciliation of adjusted earnings per share to U.S. GAAP.

Highlights

Revenue increased in the second quarter of 2026 primarily due to stronger investment banking performance, driven by advisory fees, along with increased transaction-based commissions and advisory fees attributable to growth in billable assets under management ("AUM")

Rising equities markets drove assets under administration and assets under management to record levels at June 30, 2026

Compensation expenses increased from the prior year quarter primarily due to higher stock appreciation rights expense resulting from a rise in the Company's share price as well as higher production-related costs and incentive compensation accruals

Non-compensation expenses increased from the prior year quarter driven primarily by increases in legal fees and technology-related expenses

The effective tax rate for the current period was 30.7%, lower when compared with 32.7% for the prior year period primarily due to fewer nondeductible foreign losses during the current period

4

5 Select Financial Measures Earnings per Share ($)(1) Net Income ($M)1Revenue ($M) Stockholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc. 2 Non-GAAP measure excludes pre-tax expenses of $24.9 million and $8.3 million related to the mark-to-market remeasurement of liability-based stock appreciation rights during the three month periods ended June 30, 2026 and 2025, respectively. Refer to the schedule on pages 10-11 for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and adjusted earnings per share to U.S. GAAP. 2

6 Segment Revenue Breakdown 2Q-26 vs 2Q-25 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 2Q-26 Revenue $454.9 M 2Q-25 Revenue $373.2 M $3.0 Corp/Other $3.8 Corp/Other 39% 60% 33% 66%

Wealth Management Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Retail Investments • Hedge Funds & Fund-of-Funds • Private Equity • Private Market Opportunity (Qualified Investors only) to source investments across the private markets continuum Wealth Management Revenue ($M) Pre-Tax Income ($M) 934 Financial Advisors At 06/30/2026 $154.7B Assets under Administration At 06/30/2026 $59.4B Assets under Management At 06/30/2026 15.9% Advisory Fees 2Q-26 vs 2Q-25 7

22.4% Sales & Trading Revenues 2Q-26 vs 2Q-25 87.9% Investment Banking Revenues 2Q-26 vs 2Q-25 Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation & Logistics Financial Institutions Consumer & Retail Industrials & Energy Capital Markets Revenue Breakdown 2Q-26 ($M) Capital Markets Revenue ($M) Investment Banking Focus IndustriesInstitutional Equities • Sales and Trading • Equity Research − 37 senior research analysts covering ~665 companies • Corporate Access (Conferences & NDRs) Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations Fixed Income • Taxable Fixed Income Sales & Trading • Non-Taxable Fixed Income Sales & Trading • Public Finance 2Q-26 $179.2M 8

9 Capital Structure Book & Tangible Book Value per Share ($) Dividends and Stock Repurchases As of June 30, 2026 ($ in millions) Total Assets: $ 4,230.7 Stockholders’ Equity:(1) $ 983.4 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 444.8 Regulatory Excess Net Capital: $ 400.5 72.41 Average Short-term Borrowings ($M) • The Board of Directors announced a quarterly dividend of $0.20 payable on August 28, 2026 to holders of Class A non-voting and Class B voting common stock of record on August 14, 2026 • There were no OPY Class A stock repurchases during the three months ended June 30, 2026 76.72 82.31 93.91 85.27 91.84 (1) Attributable to Oppenheimer Holdings Inc.

Net Income Attributable to Oppenheimer Holdings Inc. and Earnings Per Share U.S. GAAP Reconciliation ('000s, except per share amounts) For the Three Months Ended For the Six Months Ended June 30, 2026 June 30, 2025 June 30, 2026 June 30, 2025 Net income attributable to Oppenheimer Holdings Inc. (U.S. GAAP) $ 27,351 $ 21,674 $ 6,773 $ 52,329 Non-GAAP adjustments: Class action sweep litigation settlement — — 70,000 — Liability-based stock appreciation rights expense 24,894 8,281 47,179 5,539 Tax impact of non-GAAP adjustments(1) (6,532) (2,174) (30,748) (1,454) Adjusted net income attributable to Oppenheimer Holdings Inc. (Non- GAAP) $ 45,713 $ 27,781 $ 93,204 $ 56,414 Basic earnings per share (U.S. GAAP) $ 2.55 $ 2.06 $ 0.63 $ 4.99 Impact of non-GAAP adjustments 1.72 0.58 8.10 0.39 Adjusted basic earnings per share (Non-GAAP) $ 4.27 $ 2.64 $ 8.73 $ 5.38 Diluted earnings per share (U.S. GAAP) $ 2.38 $ 1.91 $ 0.60 $ 4.63 Impact of non-GAAP adjustments 1.60 0.54 7.59 0.36 Adjusted diluted earnings per share (Non-GAAP) $ 3.98 $ 2.45 $ 8.19 $ 4.99 Weighted average shares outstanding Basic (U.S. GAAP and Non-GAAP) 10,708,005 10,520,219 10,675,637 10,493,145 Diluted (U.S. GAAP and Non-GAAP) 11,483,286 11,349,049 11,380,760 11,308,979 (1) The tax impact is estimated using the statutory rates for the applicable entities 10

Explanation of Non-GAAP Financial Measures The tables on the previous slide reconcile our non-GAAP financial measures to their respective U.S. GAAP measures. The Company included certain non-GAAP financial measures within this presentation to supplement the U.S. Generally Accepted Accounting Principles ("GAAP") financial information. Adjusted results begin with information prepared in accordance with U.S. GAAP, and such results are adjusted to exclude, or include, certain items. Specifically, we included non-GAAP measures that adjust the Company’s net income and earnings per share to exclude compensation expense related to the recurring, mark-to-market remeasurement of liability-based stock appreciation rights from net income and earnings per share because the period-to-period variability in this expense is largely driven by factors outside the Company’s direct control, including changes in the fair value of and underlying volatility levels in Oppenheimer Holdings Inc.’s Class A non-voting common stock price. The non-GAAP measures presented also exclude the expense associated with the settlement of the class action “cash sweep” litigation in the first quarter of 2026 because management does not view this as ordinary-course litigation for the Company given the nature of the claims and the manner in which the action was brought. The Company believes that these non-GAAP financial measures provide additional useful information for investors because they permit investors to view the Company's financial performance measures on a basis consistent with how management views the operating performance of the Company. These non-GAAP financial measures, when presented in conjunction with comparable U.S. GAAP measures, are also useful to investors when comparing the Company’s results across different financial reporting periods on a consistent basis. However, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, or superior to, the analysis of the Company’s results as reported under U.S. GAAP. Other companies may calculate similarly titled non-GAAP measures differently, which may limit their usefulness for comparative purposes. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures included in these materials. 11

For more information contact Investor Relations at info@opco.com